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                                                                   Exhibit 4b(i)

                           FIXED ACCOUNT ENDORSEMENT

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             ENDORSEMENT
              SECTION 1.                                     GENERAL INFORMATION
------------------------------------   -------------------------------------------------------------
1.1 WHAT IS OUR AGREEMENT WITH YOU?    Our agreement with you includes this endorsement as a part of the contract to which it is attached. The provisions of the contract apply to this endorsement unless they conflict with the endorsement. If there is a conflict, the endorsement
                                       provision will apply. The issue date for this endorsement is the same issue date as the contract to which it is attached.

                                       We promise to provide the investment option described in this endorsement as long as the contract and this endorsement are in force and all the terms and conditions of this endorsement are met.

1.2 WHAT IS THE BENEFIT PROVIDED BY    This endorsement provides a choice of investment options
    THIS ENDORSEMENT?                  under the fixed account. These investment options are in
                                       addition to the investment options available under the
                                       variable account provided by the contract to which this
                                       endorsement is attached.
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             ENDORSEMENT
              SECTION 2.                                         DEFINITIONS
------------------------------------   -------------------------------------------------------------
2.1 WHAT ARE THE MOST COMMONLY USED    FIXED ACCOUNT - an account under the contract funded by our
    TERMS AND WHAT DO THEY MEAN?       general account providing a choice of fixed periods. It is not part of nor dependent upon the investment performance of the variable account.

                                       FIXED AMOUNT - any portion of fixed contract value allocated to a particular fixed period with a particular expiration
                                       date (including interest thereon).

                                       FIXED CONTRACT VALUE - the value of the contract in the fixed account.

                                       FIXED PERIOD - an investment option under the fixed account with a specific number of years for which we agree to credit a particular effective annual interest rate.
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             ENDORSEMENT
              SECTION 3.                                       PURCHASE PAYMENTS
------------------------------------   -------------------------------------------------------------
3.1 CAN NET PURCHASE PAYMENTS BE       This endorsement allows you to allocate net purchase payments
    ALLOCATED TO THE FIXED ACCOUNT?    to any available fixed period of the fixed account. Net
                                       purchase payments allocated to a fixed period of the fixed account become part of the fixed contract value and earn
                                       interest at the rate(s) declared for the fixed period(s)
                                       selected.

                                       The minimum net purchase payment allocated to a fixed period is $1,000. If you request an allocation of less than $1,000 to a fixed period, that portion of the net purchase payment intended for the fixed period will automatically be allocated to the money market subaccount of the variable account
                                       (described in Section 6 of your contract).
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             ENDORSEMENT
              SECTION 4.                                          FIXED ACCOUNT
------------------------------------   -------------------------------------------------------------
4.1 WHAT IS THE FIXED ACCOUNT?         The fixed account is an option that is supported by assets in our general account. The fixed account does not depend on the investment performance of the variable account. Subject to applicable law, we have sole discretion over the investment of assets supporting the fixed account.

4.2 WHAT ARE THE FIXED PERIODS?        The fixed periods as of the contract issue date are shown on the data page. A fixed period will begin on the date the net purchase payment or transfer amount is applied and will end when the number of years in the fixed period selected has
                                       elapsed. The last day of a fixed period is the expiration
                                       date. As a result of any additional purchase payments or
                                       transfer of any portion of your fixed contract value, fixed amounts allocated to fixed periods of the same duration may have different expiration dates.

4.3 WHAT HAPPENS WHEN A FIXED PERIOD   DCA FIXED PERIOD. A minimum amount is required to be
    ENDS?                              transferred monthly from a DCA fixed period to deplete the fixed amount by the expiration date. The minimum transfer
                                       amount is the monthly sum required to fully amortize the
                                       fixed amount as of the expiration date.

                                       ALL OTHER FIXED PERIODS. We will notify you of the expiration date for the fixed amount. You may exercise one of the following options by written request at any time during the 30-day time period prior to the expiration date:

                                            a.)  You may transfer the fixed amount to any available
                                                 fixed period at the current guaranteed interest
                                                 rate for that period. You may only choose fixed
                                                 periods other than a DCA fixed period. The fixed
                                                 period selected cannot extend past the payout date.

                                            b.)  You may transfer the fixed amount to any available
                                                 subaccount.

                                            c.)  If there is less than 1 year to the payout date,
                                                 you may continue to accumulate interest on the
                                                 fixed amount at the current guaranteed interest
                                                 rate available for the 1 year fixed period. If the
                                                 1 year fixed period is not available, interest will
                                                 accumulate at the rate that we declare for that
                                                 purpose. The declared rate is guaranteed not to be
                                                 less that the fixed account minimum guaranteed rate
                                                 described in Endorsement Section 6.3.

                                            d.)  If we are not notified during the 30-day time
                                                 period prior to the expiration date, a new fixed
                                                 period will begin automatically on the day
                                                 following the expiration date. The new fixed period
                                                 will be the same duration as the previous fixed
                                                 period. If a new fixed period of the same duration
                                                 is not available, it will automatically be the next
                                                 closest duration that is available.
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             ENDORSEMENT
              SECTION 5.                                       TRANSFER PRIVILEGE
------------------------------------   -------------------------------------------------------------
5.1 CAN YOU TRANSFER VALUES TO AND     Your variable contract value may be transferred to any
    FROM FIXED PERIODS?                available fixed period other than a DCA fixed period at any time.

                                       Transfers from any fixed period other than a DCA fixed period will be allowed only during the 30-day period prior to the expiration date of that fixed period.
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
                                       Transfers to or from a fixed period are subject to all of the following:

                                            a.)  the transfer request must be by written request;

                                            b.)  the transfer request must be received in our home
                                                 office prior to the payout date;

                                            c.)  the transfer is to any fixed period other than the
                                                 DCA fixed period;

                                            d.)  the amount transferred to a fixed period must be at
                                                 least $1,000, or it will be transferred
                                                 automatically to the money market subaccount of the
                                                 variable account (described in Section 6 of your
                                                 contract);

                                            e.)  the fixed period selected to transfer to cannot
                                                 extend beyond the payout date;

                                            f.)  the deduction of any transfer fees that we may
                                                 impose.

                                       Monthly transfers from a DCA fixed period are required to
                                       deplete the fixed amount by the expiration date. Transfers from a DCA fixed period are also subject to the following:

                                            a.)  monthly transfers will be made automatically to the
                                                 subaccount(s) you have designated;

                                            b.)  if no subaccounts have been designated, the minimum
                                                 transfer amount will be automatically transferred
                                                 to the Money Market subaccount;

                                            c.)  the minimum transfer amount is the monthly sum
                                                 required to fully amortize the fixed amount as of
                                                 the expiration date;

                                            d.)  the initial monthly transfer must occur within one
                                                 month of the purchase payment allocation to the DCA
                                                 fixed period and will occur on the transfer day you
                                                 have designated;

                                            e.)  if an initial transfer day is not designated, the
                                                 initial transfer will be made one (1) month after
                                                 allocation of the purchase payment to the DCA fixed
                                                 period;

                                            f.)  subsequent monthly transfers will occur
                                                 automatically on the same monthly day as the
                                                 initial monthly transfer day and will continue
                                                 until the fixed amount is depleted;

                                            g.)  if a transfer day falls on a weekend or holiday,
                                                 the transfer will be made on the following
                                                 valuation day; and

                                            h.)  transfers from a DCA fixed period are not subject
                                                 to any transfer fees that we may impose.
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             ENDORSEMENT
              SECTION 6.                                      FIXED CONTRACT VALUE
------------------------------------   -------------------------------------------------------------
6.1 HOW IS YOUR FIXED CONTRACT VALUE   Your fixed contract value at any time is the sum of all fixed
    DETERMINED?                        amounts. Each fixed amount is equal to:

                                            a.)  the amount initially allocated or transferred to a
                                                 fixed period with a specified expiration date; plus
                                                 the interest subsequently earned;

                                            b.)  less any prior partial withdrawal or amount
                                                 borrowed (if loans are allowed under the contract
                                                 to which this endorsement is attached);

                                            c.)  less the pro-rata portion of the annual contract
                                                 fee described in the contract to which this
                                                 endorsement is attached;
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
                                            d.)  less the pro-rata portion of any applicable fees or
                                                 charges provided for by rider or endorsement; and

                                            e.)  less any amounts transferred to any subaccount or
                                                 fixed period.

6.2 WHAT INTEREST WILL BE CREDITED     The fixed period selected will determine the current
    TO A FIXED AMOUNT?                 guaranteed interest rate for that fixed amount. The current guaranteed interest rate for each of the available fixed
                                       periods as of the contract issue date is shown on the data page. We will periodically establish an applicable guaranteed interest rate for each fixed period we make available. Once an interest rate is declared for a fixed amount, it is
                                       guaranteed for the duration of the fixed period. The
                                       guaranteed effective annual interest rate that is declared for each of the available fixed periods will meet or exceed the fixed account minimum guaranteed interest rate in effect at the time the interest rate is declared.

6.3 WHAT IS THE FIXED ACCOUNT          The fixed account minimum guaranteed interest rate is shown
    MINIMUM GUARANTEED INTEREST        on the data page.
    RATE?
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             ENDORSEMENT
              SECTION 7.                                  MARKET VALUE ADJUSTMENT
------------------------------------   -------------------------------------------------------------
7.1 WHEN WILL A MARKET VALUE           A market value adjustment will be imposed on any fixed
    ADJUSTMENT BE IMPOSED?             amounts attributable to a fixed period of 3 years or greater that are withdrawn at any time other than the 30-day period prior to the expiration date of the fixed period, including:

                                            a.)  partial withdrawals;

                                            b.)  full surrender;

                                            c.)  amounts borrowed (if loans are allowed under the
                                                 contract to which this endorsement is attached);
                                                 and

                                            d.)  fixed amounts applied to the income payout options
                                                 titled "Interest Option (Fixed Income Payment)" or
                                                 "Installment Option (Variable Income Payment)", in
                                                 Section 14.2 of your contract, if available in your
                                                 state.

                                       Each fixed amount will be treated separately for purposes of determining any market value adjustment.

                                       A market value adjustment will not be applied at any time to a fixed amount allocated to a DCA fixed period or any fixed period less than 3 years. No market value adjustment will be imposed on any fixed amount withdrawn in the following
                                       situations:

                                            a.)  calculation of the death benefit upon death of the
                                                 annuitant;

                                            b.)  amounts withdrawn to pay fees or charges related to
                                                 your contract; or

                                            c.)  amounts withdrawn during the 30-day period prior to
                                                 the expiration date of the fixed period.
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
7.2 HOW IS A MARKET VALUE ADJUSTMENT   The amount of the market value adjustment will be calculated
    CALCULATED?                        by multiplying the amount being withdrawn from the fixed
                                       amount (before deduction of any applicable surrender charge)
                                       by the following factor:

                                       0.70 x (I - J) x N/12

                                       where:

                                       I = the guaranteed interest rate being offered for new fixed periods equal in duration to the period related to the
                                           fixed amount being withdrawn. If the applicable fixed
                                           period is no longer offered, "I" will be the rate
                                           determined by linear interpolation of the guaranteed
                                           interest rates for the fixed periods that are available.
                                           If the fixed periods needed to perform the linear
                                           interpolation are not available, "I" will be the rate
                                           payable on the Treasury Constant Maturity Series
                                           published by the Federal Reserve for a security with time
                                           to maturity equal to the applicable fixed period. Linear
                                           interpolation will be used if this period of time to
                                           maturity is not quoted. The interest rate being credited
                                           to a DCA fixed period will not be used as a factor in any
                                           market value adjustment calculation.

                                       J = the interest rate being credited to the fixed amount
                                           being withdrawn.

                                       N = the number of complete months remaining to the end of the fixed period.

7.3 IS THERE A LIMIT TO THE MARKET     In no event will:
    VALUE ADJUSTMENT?

                                            a.)  the market value adjustment exceed an amount equal
                                                 to the total interest earned (for all fixed
                                                 amounts) that is in excess of the effective annual
                                                 rate(s) based on the fixed account minimum
                                                 guaranteed interest rate in effect for each fixed
                                                 amount as described in Endorsement Section 6;.

                                            b.)  the sum of any surrender charges and market value
                                                 adjustment for a fixed amount be greater than 10%
                                                 of the amount withdrawn; or

                                            c.)  the market value adjustment reduce the amounts
                                                 withdrawn or transferred below the amount required
                                                 under the nonforfeiture laws of the state with
                                                 jurisdiction over the contract.

                                       The total amount withdrawn or surrendered could be less than the total purchase payment(s) because of the cumulative
                                       effect of the market value adjustment and surrender charge.
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             ENDORSEMENT
              SECTION 8.                                        WITHDRAWALS
------------------------------------   -------------------------------------------------------------
8.1 HOW WILL A MARKET VALUE            In general, the market value adjustment will have the effect
    ADJUSTMENT AFFECT PARTIAL          of reducing the amount available for withdrawal when interest
    WITHDRAWALS AND THE SURRENDER      rates rise (where "I" is greater than "J", in the formula for
    VALUE OF THE CONTRACT?             the market value adjustment). Alternatively, the market value adjustment will have the effect of increasing the amount for withdrawal when interest rates fall (where "J" is greater
                                       than "I" in the formula for the market value adjustment). The exact amount of the market value adjustment is determined
                                       using the formula shown in Endorsement Section 7.2.

                                       Any applicable market value adjustment will affect the amount available for withdrawal from a fixed amount. We will pay you the amount you request in connection with a partial
                                       withdrawal from the fixed account by reducing the appropriate fixed amount(s).

                                       If, at the time a partial withdrawal is requested from a
                                       fixed amount, the fixed amount would be insufficient to
                                       permit the deduction of a market value adjustment, then we will not permit the partial withdrawal.
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
                                       Any applicable market value adjustment is subtracted upon
                                       full surrender of the contract, as described in the contract to which this endorsement is attached. Your surrender value will not be less than the amount required by state law.

8.2 DOES A SURRENDER CHARGE APPLY TO   The surrender charge provision described in the contract to
    FIXED AMOUNTS WITHDRAWN?           which this endorsement is attached includes fixed amounts
                                       withdrawn from your contract. See Section 9 of your contract.
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             ENDORSEMENT
              SECTION 9.                                          RESTRICTIONS
------------------------------------   -------------------------------------------------------------
9.1 ARE THERE ANY RESTRICTIONS ON      We reserve the right to restrict purchase payments and
    PURCHASE PAYMENTS AND TRANSFERS    transfers to the fixed account if:
    TO THE FIXED ACCOUNT?

                                            a.)  the guaranteed effective annual interest rate for
                                                 the fixed period(s) selected is equal to the Fixed
                                                 Account Minimum Guaranteed Interest Rate described
                                                 in Endorsement Section 6; and

                                            b.)  the yield on investment does not support the
                                                 statutory minimum interest rate for the fixed
                                                 period(s) selected; or

                                            c.)  your fixed account value exceeds our published
                                                 maximum fixed account value as described in the
                                                 current prospectus or other disclosure statement.

                                       This restriction, if imposed, will be exercised in a
                                       non-discriminatory manner. We will give you at least 30 days advance written notice before exercising our right to
                                       restrict purchase payments and transfers to the fixed account and will notify you when we lift this restriction (in whole or in part).

9.2 ARE THERE ANY RESTRICTIONS ON      Generally, the amount of any partial withdrawal or full
    PAYMENT OF PROCEEDS FROM THE       surrender will be paid to you within seven (7) days after we
    FIXED ACCOUNT?                     receive your written request. Death benefit proceeds are
                                       payable upon receipt of due proof of death in our home
                                       office.

                                       Subject to obtaining prior written approval by the
                                       commissioner if required by state law, we reserve the right to postpone payment of any partial withdrawal or full
                                       surrender from any fixed account investment option for up to six (6) months from the date we receive your written request or for up to two (2) months from the date we receive due
                                       proof of death. In the event payment is postponed, we will pay interest on the proceeds if required by state law.
                                       Interest will be calculated at the effective annual rate and for the time period required under state law.
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CUNA Mutual Life Insurance Company
     A Mutual Insurance Company


/s/ JEFF POST
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President